                   [REED SMITH SHAW & MCCLAY LLP LETTERHEAD]

Webstakes.com, Inc.
11 West 19th Street
10th Floor
New York, NY 10011

            Re:   Webstakes.com, Inc. -- Registration Statement on Form S-1

Ladies and Gentlemen:

            We have acted as counsel for Webstakes.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (Registration No. 333-80593) pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the public offering of up to ____________ shares (the "Shares") of the Company's common stock, $.01 par value, including _______ shares purchasable by the underwriters upon exercise of their over-allotment option. All of the Shares are to be newly issued and sold by the Company. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

            In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, including the Articles of Amendment filed with the Delaware Secretary of State on June 11, 1999; (c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Our opinion set forth below is limited to the Delaware General Corporation Law.

            Based upon the foregoing, we are of the opinion that the Shares, upon issuance by the Company in the manner and for the consideration contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

REED SMITH SHAW & McCLAY LLP

Webstakes.com, Inc.
Page 2

            We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to this Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        REED SMITH SHAW & McCLAY LLP

MBP/mw